Exhibit 99.1

Synthesis Energy Systems and Simon India Limited Extend Joint Marketing Agreement

Partners Expand India Product Offering to Include Fixed Price Turnkey Gasification Islands Using Advanced SES Technology

HOUSTON, March 30, 2015 -- Synthesis Energy Systems, Inc. (SES) (Nasdaq: SYMX) and Simon India Limited (SIL), announced the extension of their exclusive marketing and engineering agreement, originally signed in March 2013, to market SES’ advanced technology for coal and biomass gasification projects in India. SIL, an engineering, procurement and construction (EPC) company, is a wholly owned subsidiary of Zuari Global Limited. Zuari and SIL are member companies of the Adventz Group, which is a $3 billion Indian conglomerate comprising 23 companies in various industries, including high-quality complex fertilizers.

SES’ unique and commercially proven gasification technology is extremely well-suited for the high-ash, low-grade coals that comprise upwards of 80 percent of all domestically available coal in India. SES’ technology is the only commercially available gasification technology able to process 100% of the country’s abundant coal and coal wastes.

SIL has been leading the introduction of SES technology to India customers for large scale fertilizer, substitute natural gas (SNG), liquid fuels, direct reduced iron (DRI) for steel manufacturing, and power generation projects. In addition to promoting SIL as its preferred EPC provider for projects utilizing SES gasification technology in India, SES will continue to exclusively use SIL for both marketing assistance and assisting on SES’ process design package engineering work it performs for any Indian gasification projects that SES is awarded.

During the past two years, SES’ technology has been well received by the Indian market. With the advent of new government leadership slowly breaking the log jam on coal allocations for projects, and expensive gas and imported LNG options for energy products to support the country’s growing GDP, SIL is now offering to build gasification islands using SES technology on a fixed price turnkey basis which offers an additional cost advantage to customers.

“We value the relationship we have built with our long-term partner, Simon. The improved India business environment and coal allocations process, combined with growing GDP and expensive natural gas and imported LNG alternatives, has opened up this rapidly emerging market opportunity where our advanced SES Gasification Technology is so well suited. We are seeing an increased volume of project inquiries in India as a result,” said Robert W. Rigdon, SES President and CEO. “We are currently working together on two near-term large project evaluations: for coal to ammonia, and coal to DRI steel. We believe our technology’s unique ability to cleanly convert 100% of India coal and coal wastes to valuable energy products has positioned us very favorably. Simon has been extremely helpful in promoting and positioning us for these projects. Indeed, we look to build on our strong partnership and expand our relationship with Simon becoming a global engineering partner for SES.”

India has begun to take more aggressive steps towards the implementation of coal-gasification based projects to increase the country’s energy independence and use of local energy resources. Additionally, expensive imported natural gas and oil is propelling private and government entities to more rapidly develop coal gasification projects such as large-scale fertilizer projects converting local Indian coal into syngas which is used to make ammonia and other fertilizer products. SES and SIL are currently responding to requests for proposals for projects which intend to finalize their project investment decisions during the course of this year.

Sharad Nandurdikar, Managing Director of SIL, added, “Simon is confident in the ability of SES’ technology to be deployed at a great scale in India, and we are excited to be partnered with them to make that happen. Our engineering team in New Delhi conducted an exhaustive study of a number of other gasification technologies and found SES’s technology to be the best suited for high ash Indian coals and lignites. SES’ advanced fluidized bed gasification technology is the proven superior technology choice. We look forward to working with SES to develop the first project in India for SES’ gasification technology.”

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal and biomass through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com

About Simon India Ltd.

Simon India Limited (SIL), a global engineering and EPC company and an ISO 9001 : 2008 Certified company, is in the business of Engineering & Construction of Process Plants, Infrastructure Projects, Chemical, Fertilizer, Oil & Gas, Petrochemicals, Power Projects & Cement Projects using Clean Technologies with a mission to Achieve Recognition and Growth through Customer Satisfaction. SIL is a wholly owned subsidiary of Zuari Global Limited. SIL and Zuari are member companies of the USD 3 billion Adventz Group, which is led by Mr. Saroj Kumar Poddar, and comprises 23 companies in various verticals. It is a major producer of a wide range of high-quality complex fertilizers and other agricultural inputs such as seeds, pesticides, micronutrients and specialty fertilizers. State-of-the-art, new generation, freight wagons and hydro-mechanical equipment is another major vertical and it is the largest manufacturer of these in the private sector. The Group has engineering expertise and offers technical consultancy, project management and contracting services to chemical, fertilizer, oil & gas, petrochemical, power and other infrastructure projects. For more information, please visit: www.simonindia.com and www.adventz.com

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our ZZ joint venture to effectively operate XE's methanol plant and produce methanol; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the TSEC joint venture in the joint venture territory; our ability to successfully partner our technology business; our ability to develop our power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; events or circumstances which result in an impairment of assets, including, but not limited to, at our ZZ Joint Venture; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, including in particular methanol, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group

Investor Relations:

David Castaneda

Arsen Mugurdumov

414.351.9758

IR@synthesisenergy.com

Media Relations:

Susan Roush

747.222.7012

PR@synthesisenergy.com